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                                                                   Exhibit 10.18


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                              TERM LOAN AGREEMENT

                              FREDERICK A. DELUCA

               THE LENDERS LISTED ON THE INITIAL AND SUPPLEMENTAL
                       SIGNATURE PAGES OF THIS AGREEMENT

                                 (AS LENDERS),

                            LDI ACQUISITION SUB INC.

                                  (AS COMPANY)

                        LONG DISTANCE INTERNATIONAL INC.

                                  (AS PARENT)

                                      AND

                            FREDERICK A. DELUCA, AS

                                COLLATERAL AGENT

                           DATED: AS OF JULY 20, 1999



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                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         -----


SECTION 1.          Definitions............................................1

SECTION 2.          The Lenders............................................3

SECTION 3.          The Loans..............................................4

SECTION 4.          Interest and Charges...................................4

SECTION 5.          Payments...............................................5

SECTION 6.          Conditions Precedent...................................6

SECTION 7.          Collateral.............................................7

SECTION 8.          Representations, Warranties and Covenants..............7

SECTION 9.          Events of Default and Remedies........................10

SECTION 10.         Amendment and Waivers.................................11

SECTION 11.         Notices...............................................12

SECTION 12.         The Collateral Agent..................................12

SECTION 13.         Miscellaneous.........................................16





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                              TERM LOAN AGREEMENT

                  THIS TERM LOAN AGREEMENT (this "AGREEMENT"), dated as of July 20, 1999, is made among LONG DISTANCE INTERNATIONAL INC., a Florida corporation (the "PARENT"), LDI ACQUISITION SUB INC., a Delaware corporation (the "COMPANY"), Frederick A. DeLuca and the other lenders listed on the initial and supplemental signature pages of this Agreement under the heading "LENDERS" (each a "LENDER" and, collectively, the "LENDERS") and Fredrick A. DeLuca, as collateral agent for the ratable benefit of himself and the other Lenders (the "COLLATERAL AGENT").

                  The Company has requested the Lenders to make term loans to the Company in an aggregate principal amount of $40,000,000. The Lenders are severally willing to make such loans to the Company upon the terms and subject to the conditions set forth in this Agreement.

                  Accordingly, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

         (a) CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth below:

BUSINESS DAY shall mean any day that banks are open for business in New York, New York, which is not (i) a Saturday, Sunday or legal holiday in the State of New York or (ii) a day on which banking institutions chartered by the State of New York or the United States are legally required to close.

CLOSING DATE shall mean a date on or after date hereof upon which the Lender makes the Term Loan.

COMMITMENT means, when used with reference to any Lender at the time any determination thereof is to be made, the amount set forth opposite the name of such Lender on the signature page of this Agreement or, where the context so requires, the obligation of such Lender to make a Term Loan up to such amount on the terms and conditions set forth in this Agreement.

COMPANY PLEDGE AGREEMENT shall mean the Pledge Agreement dated as of the date hereof executed and delivered by the Company to the Lenders.

CUSTOMARILY PERMITTED LIENS shall mean:

         (a) liens arising as a matter of law to secure payment of taxes, assessments or charges owing to any governmental authority but which are not yet due or which are being contested in good faith by appropriate proceedings or other appropriate actions and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

         (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and or like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being



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contested in good faith by appropriate proceedings or appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or appropriate provisions are being maintained in accordance with GAAP; and

         (c) deposits made (and liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure performance of tenders, bids, contracts (other than for repayment or guarantee of borrowed money or purchase money Obligations), statutory Obligations and other similar Obligations arising as a result of progress payments under government contracts.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

GOVERNMENTAL AUTHORITY shall mean any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

LOAN DOCUMENTS shall mean this Term Loan Agreement, the Term Notes, the Parent Pledge Agreement and the Pledge Agreement and all other agreements, documents and instruments entered into by the Company in connection therewith.

MAJORITY LENDERS means at any time Lenders holding at least 51% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Lenders having at least 51% of the aggregate Commitments.

OBLIGATIONS shall mean all of the Obligations of the Company to the Lenders hereunder and under the Term Notes whether now owing or hereafter arising.

PARENT PLEDGE AGREEMENT shall mean the Pledge Agreement, dated as of the date hereof executed and delivered by the Company to the Lenders.

PERMITTED ENCUMBRANCES shall mean: (a) liens expressly permitted, or consented to, by the Lender; (b) Customarily Permitted Liens; (c) liens granted to the Lender by the Company; (d) liens granted to Skandinaviska Enskilda Banken AB and Finans Skandic AB (the "Swedish Bank") on the stock and certain properties of Netnet International AB and its subsidiaries to secure loans made by such banks to the Parent; and (e) liens on the Company's or the Parent's cash to secure letters of credit and deposits issued by banks for the account of the Company or the Parent for the benefit of vendors who provide telecommunications services..

PLEDGED COLLATERAL shall have the meaning ascribed thereto in the Pledge Agreements.

PLEDGE AGREEMENTS shall mean the Parent Pledge Agreement and the Company Pledge Agreement.

TERM NOTE shall mean the note, in the form of Exhibit A attached hereto, delivered by the Company to Lender to evidence its Term Loan.




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U.C.C. shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

WARRANTS shall mean the Class A Warrants and the Class B Warrants to purchase shares of the common stock of the Parent, in the forms of Exhibit B-1 and Exhibit B-2 attached hereto.

         (b) OTHER DEFINITIONS. The following additional terms listed below shall have the meanings ascribed thereto in the Section (or other provision hereof) indicated next to such term:

DEFINED TERM                                            SECTION DEFINED IN
------------                                            ------------------
Agreement                                               Preamble

Closing Date                                            3(a)

Collateral Agent                                        Preamble

Company                                                 Preamble

Event of Default                                        9(a)

Lender                                                  Preamble

Lender's Pro Rata Portion                               12(e)

Netnet Loan                                             8(d)(2)

Parent                                                  Preamble

Securities Act                                          8(e)

Security Documents                                      12(a)

Subsidiaries                                            8(a)(3)

Term Loan                                               3(a)

SECTION 2. THE LENDERS.

The initial Lender listed on the initial signature pages hereof have agreed to lend to the Company $10,000,000, subject to the terms and conditions set forth in this Agreement. Such Lenders acknowledge and agree that after the date hereof additional Persons may become parties to this Agreement as "LENDERS" and make Term Loans to the Company on the same terms and conditions. Such Persons may become Lenders without any approval by or consent from any of the then existing Lenders by executing and delivering a counterpart supplemental signature page to this Agreement, including the amount of their respective Commitment, and making their respective Term Loan to the Company in accordance with the terms and conditions of this Agreement, provided that the aggregate amount of Term Loans extended by all Lenders shall not exceed $40 million.





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SECTION 3. THE LOANS.

         (a) Term Loans. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a term loan (each a "TERM LOAN" and, collectively, the "TERM LOANS") to the Company on the date when all the conditions precedent set forth in Section 6 with respect to it have been satisfied or waived (each, a "CLOSING DATE") in a principal amount equal to such Lender's Commitment.

         (b) Term Notes. As additional evidence of the indebtedness of the Company to each Lender resulting from the Term Loan made by such Lender, the Company shall execute and deliver for the account of each Lender pursuant to
Section 6(a) a Term Note, dated the respective Closing Date, in the principal amount of the Term Loan made by such Lender on such Closing Date.

         (c) Minimum Term Loan Amount. Each Term Loan shall be for an amount not less than $100,000.

SECTION 4. INTEREST AND CHARGES.

         (a) Interest Rate. The Company shall pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until the maturity thereof at the per annum rate of 12 1/4%; provided that in the event the Company has exercised its option pursuant to Section 5(a) of this Agreement to extend due maturity of any Term Loan for a four month period beyond such maturity date, interest on the unpaid principal amount of such extended Term Loan shall accrue interest at the per annum rate of 24 1/2% from the maturity date thereof.

         (b) Interest Payment Dates. Interest on the Term Loans in U.S. Dollars and in immediately available funds shall be payable in arrears monthly on the last Business Day in each month, on the date of any prepayment, and at maturity.

         (c) Interest on Overdue Payments. In the event that any amount of principal of or interest on any Term Loan, or any other amount payable hereunder or under the Term Notes, is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at the per annum rate of 24 1/2%.

         (d) Late Fees on Past Due Interest Charges. The Company agrees to pay to each Lender a late fee on account of late payments with respect to such Lender's Term Loan, as follows:

                  (i) for each payment of interest payable prior to the initial maturity of the Term Loan, which is more than five (5) Business Days past due, a late payment fee equal to 0.25% of the amount of the original principal amount of such Lender's Term Loan;



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                  (ii) for each payment of interest payable after the initial maturity of the Term Loan and prior to the final maturity of the Term Loan (due to an extension of the maturity date of such Term Loan in accordance with
Section 5(a) of this Agreement), a late payment fee equal to 0.50% of the amount of the original principal amount of such Lender's Term Loan; and

                  (iii) if the maturity date of a Term Loan is extended in accordance with Section 5(a) of this Agreement from the initial maturity date to the final maturity date and payments of principal of or interest on any such Term Loan are not paid on such final maturity date of such Term Loan, a late payment fee equal to 25% of the amount of the original principal amount of such Lender's Term Loan.

         (e) Computations. All computations of interest in respect of Term Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         (f) Highest Lawful Rate. In no event shall the Company, upon demand by the Lenders for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Lenders shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Lender ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision thereof and of any other agreement made in connection herewith.

SECTION 5. PAYMENTS.

         (a) Repayment of the Term Loans. The Company shall repay to each Lender the outstanding principal amount of the Term Loan made by such Lender in one installment on the first anniversary date of such Term Loan (the "initial maturity date"); provided that the Company may, in its sole discretion, by written notice to a Lender, extend the initial maturity date of a Term Loan for a period of four months after such initial maturity date (such extended date being the "final maturity date").

         (b) Optional Prepayments. Subject to Section 5(c), the Company may, upon at least five Business Days' written notice to a Lender, prepay the outstanding amount of the Term Loan owed to such Lender in whole or ratably in part. If such Term Loan is prepaid in whole or in part and the aggregate amount of interest paid thereon is less than 6.0% of the initial principal amount of such Term Loan, the Company will pay to such Lender on the date such Term Loan is paid in full a premium equal to the difference of 6.0% of the initial principal amount of such Term Loan less the aggregate amount of interest paid thereon on the date of such prepayment; provided, however, that if any such Lender was not an initial Lender, the percentage of 6.0% as used above shall be reduced by multiplying 6.0% by a fraction the numerator of which shall be the number of days from and after the Closing Date in which such Lender made a Term Loan hereunder to but excluding the initial maturity date of such Term Loan, and the denominator of which shall be 365.



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         (c) Application. Each payment by or on behalf of the Company hereunder shall, unless a specific determination is made by the Lenders with respect thereto, be applied in the following order:

                  (i) first, to any fees, costs, expenses and other amounts (other than principal and interest) due the Lenders;

                  (ii) second, to accrued and unpaid interest due the Lenders;
and


                  (iii) third, to principal due the Lenders.

         (d) Extension. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, then, except as otherwise provided herein, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder.

         (e) Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith advise the Company and the other Lenders of the receipt of such payment, and within five Business Days of such receipt purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of the Company from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 5(e) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. No documentation other than notices and the like referred to in this Section 5(e) shall be required to implement the terms of this Section 5(e). The Company shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 5(e) and shall in each case notify the Lenders following any such purchases.

SECTION 6. CONDITIONS PRECEDENT.

         (a) The obligation of each Lender to extend its respective Term Loan hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with making of such Term Loan, the following conditions precedent:

                  (i) TERM NOTES - The Company shall execute and deliver to such Lender its respective Term Note.


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                  (ii) COMPANY PLEDGE AGREEMENT - The Company shall execute and deliver to the Collateral Agent the Company Pledge Agreement, pledging the Pledged Collateral to the Collateral Agent.


                  (iii) PARENT PLEDGE AGREEMENT - The Parent shall execute and deliver to the Collateral Agent the Parent Pledge Agreement pledging to the Collateral Agent, as additional Collateral for the Obligations of the Company, all of the issued and outstanding capital stock of the Company.

                  (iv) BOARD RESOLUTIONS - The Lenders shall have received a copy of resolutions of the Board of Directors of the Company and Parent (as the case may be) authorizing the execution, delivery and performance of (i) this Term Loan Agreement, and (ii) any other Loan Documents to which the Company or the Parent is a party.

                  (v) WARRANT - The Parent shall execute and deliver to each Lender its respective Warrant as additional consideration for, and as an inducement to make, the Term Loan.

                  (vi) ADDITIONAL DOCUMENTS - the Company and Parent shall have executed and delivered to such Lender all other Loan Documents necessary to consummate the lending arrangement contemplated between the Company and such Lender.

Upon execution of this Term Loan Agreement and the disbursement of the initial Term Loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Company and the Lenders shall otherwise agree herein or in a separate writing.

         (b) The Conditions Precedent set forth in subsections 6(a)(ii) and
(iii) shall not be applicable to Lenders other than the initial Lenders.

SECTION 7. COLLATERAL.

As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by the Lender pursuant hereto, as well as to secure payment in full of all other Obligations, the Company and the Parent have, simultaneously herewith, executed and delivered the Pledge Agreements to the Collateral Agent and such other documentation as shall be necessary to perfect Collateral Agent's lien in the Pledged Collateral.

SECTION 8. REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a) Representatives and Warranties. The Parent and the Company hereby represent and warrant to each Lender and the Collateral Agent that as of the date hereof:

                  (i) Public Filings. The information contained in the (i) Form 10-K of the Parent for the fiscal year of the Parent ended December 31, 1998; and (ii) Form 10-Q of the Parent for the three months ended March 31, 1999 is true, complete and correct in all material respects.




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                  (ii) Due Incorporation; Authorization; No Conflicts. Each of
the Parent, the Company and the Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing in its jurisdiction of incorporation and is authorized to do business and is in good standing in each jurisdiction where the nature of its business or assets requires such authorization. This Term Loan Agreement and the Loan Documents to which the Parent or the Company is a party have been duly authorized by all necessary corporate and stockholder action of the Parent or the Company and constitute the valid and legally binding Obligations of the Parent or the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by general principles of equity and by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' and debtors' rights generally. This Term Loan Agreement and such Loan Documents do not conflict with, violate, cause a default under, breach, or give rise to any lien, encumbrance, mortgage, change or security interest under (whether with the giving of notice or lapse of time or both) (a) the charter, by-laws or any other governing documents of the Parent or the Company, (b) any agreement, indenture, contract, commitment, instrument or other binding obligation of the Parent or the Company (including the loan agreements with the Swedish Banks) or (c) any law applicable to the Parent or the Company.

                  (iii) Subsidiaries. The subsidiaries set forth on Schedule 1 to the Pledge Agreements (the "SUBSIDIARIES") are all the subsidiaries owned by the Company. The Company is the only subsidiary owned by the Parent. An entity shall be deemed a subsidiary of the Company or the Parent, as the case may be, if more than 50% of the voting equity of such entity is owned by the Company or the Parent, as applicable.

                  (iv) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company or Parent, threatened by or against the Company or Parent or against any of its or their respective properties or revenues (a) with respect to this Agreement or the Loan Documents which could have, if adversely determined, a material adverse effect on the financial condition and business of the Company or the Parent.

                  (v) Taxes. Each of the Company and the Parent has filed or caused to be filed all tax returns which, to the knowledge of the Company and the Parent, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property.

                  (vi) Security Interests. At all times after execution and delivery of the Pledge Agreement(s) by the Company and the Parent and the filing of financing statements describing the Pledged Collateral as collateral and naming the Company and the Parent as Debtors and the Collateral Agent, as Secured Party, the security interests created for the benefit of the Collateral Agent under the Pledge Agreement(s) will constitute valid, perfected security interests in the Pledged Collateral, subject to no other liens other than Permitted Encumbrances.

         (b) Affirmative Covenants. Until the payment in full of the Obligations, the Parent and the Company agree:




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                  (i) Financing Statements. To comply with the requirements of all state and federal laws in order to grant to the Lender valid and perfected first security interests in the Pledged Collateral, subject only to the Permitted Encumbrances.

                  (ii) Compliance with Laws. To comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which failure to comply with would have a material and adverse impact on the Pledged Collateral, or any material part thereof, or on the operation of the Company's business; provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Lender's reasonable opinion, materially and adversely effect the Lender's rights or priority in the Pledged Collateral; and provided further that the Company shall not be deemed to have breached any provision of this Section 8(b)(2) the failure to comply with the requirements of this Section 8(b)(2) resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach and (iii) such failure is cured within thirty (30) days following the Company's receipt of notice of such failure.

                  (iii) Financial Statements and Related Information. That the Parent will furnish to the Lender, (i) within one hundred-twenty (120) days after the end of each fiscal year of the Parent, audited consolidated financial statements of the Parent prepared in accordance with GAAP as of the close of such year (audited by a nationally recognized firm of independent auditors, and (ii) within forty-five (45) days after the end of each fiscal quarter of the Parent, a consolidated balance sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Parent for such period.

                  (iv) Further Assurances. The Company and the Parent agree to do whatever the Collateral Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; keeping stock records; and performing such further acts as the Collateral Agent may reasonably require in order to effect the purposes of the Loan Documents.

         (c) Negative Covenants. Until the payment and satisfaction of all Obligations due hereunder, each of the Parent and the Company agrees that, without the prior written consent of the Majority Lenders, except as otherwise herein provided, neither the Parent nor the Company will:

                  (i) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or security interest, or otherwise) to exist on any of the Collateral except for the Permitted Encumbrances;

                  (ii) Sell, lease, assign, transfer or otherwise dispose of the Collateral, except as otherwise specifically permitted by this Agreement or the Pledge Agreements;

                  (iii) Engage in any operation or activity materially different from that presently being conducted by the Company; or



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                  (iv) Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding; provided, that, the Company may declare and pay dividends to Parent or declare and pay dividends solely in the form of capital stock of the Company;

         (d) Special Covenants.

                  If the aggregate principal amount of the Term Loans exceeds $32,500,000, the Parent and the Company shall cause the outstanding indebtedness of Netnet International AB to Skandinoviska Enskilda Banken AB and Finans Skandic AB (the "Netnet Loan") to be repaid with any Term Loan proceeds in excess of $32,500,000. If the amount of such proceeds is sufficient to repay the Netnet Loan if full, the Parent and the Company shall obtain for the Collateral Agent for the ratable benefit of the Lenders a first lien on the stock of Netnet International AB and its subsidiaries. Notwithstanding the foregoing, until the payment in full of the Obligations, Fred Deluca may extend a further Term Loan to the Company in an amount sufficient to repay, and for the purposes of repaying, the Netnet Loan. Such Term Loan will be on the same terms and conditions as all other Term Loans.

         (e) Lenders Representations and Warranties.

                  (i) With respect to the Warrant to be issued to each Lender, Lender is an "accredited investor", in each case within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

                  (ii) Each Lender is acquiring the Warrant for such Lender's own account as principal, and not as nominee or agent, for investment purposes and not with a view to or for sale in connection with any distribution thereof except for any distribution in compliance with the registration provisions of the Securities Act.

                  (iii) Each Lender understands that the Warrants have not been registered for sale under the Securities Act or qualified under any other applicable federal or state securities laws and that the Warrants are being offered and sold pursuant to one or more exemptions from the registration or qualification requirements of such securities laws and that the representations and warranties contained in this Section 8(e) are given with the intention that the Parent may rely thereon for purposes of claiming such exemptions.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

         (a) Event of Default. The occurrence of any of the following shall constitute an "Event of Default":

                  (i) the commencement by or against the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any involuntary proceeding commenced against the Company such proceeding is not dismissed or discharged within sixty (60) days after commencement thereof;



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                  (ii) breach by the Company in any material respect of any
material warranty, representation or covenant contained herein or in any other Loan Document between the Company or the Lender, provided that such breach by the Company of any of the warranties, representations or covenants referred in this clause (a)(ii) shall not be deemed to be an Event of Default unless and until such breach, if capable of remedy, shall remain unremedied to the Lender's satisfaction for a period of thirty (30) days from the date of such breach; or

                  (iii) the Company shall fail to make any payment of principal of, interest on, or fees or charges with respect to, any of the Term Loans five(5) days after notice thereof to the Company and the Parent, if such payment default is capable of remedy; provided that, after the first payment default, an Event of Default shall be deemed in effect upon receipt of notice of such default.

         (b) Effect of Event of Default. If any Event of Default shall occur, the Majority Lenders may (i) declare the entire unpaid principal amount of the Term Loans and the Term Notes, all interest accrued and unpaid thereon and all other amounts payable under or in connection with this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Term Loans and the Term Notes, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided that if an event described in Section 9(a)(i) shall occur, the result which would otherwise occur only upon giving of notice by the Majority Lenders to the Company, as specified in this clause (i), shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, (A) exercise any or all of the Lender's rights and remedies under the Pledge Agreements, and (B) proceed to enforce all other rights and remedies available to the Lenders under applicable law.

SECTION 10. AMENDMENT AND WAIVERS.

                  With the written consent of the Majority Lenders (a) the Company may from time to time enter into a written amendment to any provision of this Agreement and the other Loan Documents and (b) the Majority Lenders may, on behalf of the Lenders, from time to time execute and deliver to the Company a written instrument waiving any provision of this Agreement or any other Loan Document, or consenting to any departure by the Company or other party therefrom. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, without the written consent of all the Lenders, no amendment, waiver or consent shall do any of the following:

                  (i) increase the amount, or extend the stated expiration or termination date, of the Commitments of the Lenders or subject the Lenders to any additional Obligations;

                  (ii) reduce the principal of, or interest on, the Term Loans or any fee or other amount payable to the Lenders hereunder;

                  (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Term Loans or any fee or other amount payable to the Lenders hereunder;

                  (iv) change the definition of "MAJORITY LENDERS" or any definition or provision of this Agreement requiring the approval of Majority Lenders or some other specified amount of Lenders;

                  (v) release any of the Collateral except as contemplated herein and in the Loan Documents relating thereto; or

                  (vi) amend the provisions of this Section 10.

SECTION 11. NOTICES.

                  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by telex or telecopier) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or telex or telecopier numbers set forth below their names on the signature pages hereof, or at or to such other address or telex or telecopier number as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if delivered by hand, upon delivery; (b) if sent by mail, upon the date of receipt; (c) if sent by telex, upon receipt by the sender of an appropriate answerback; and (d) if sent by telecopy, upon receipt; provided, however, that notices and communications to the Agent shall not be effective until received.

SECTION 12.       THE COLLATERAL AGENT.

         (a) Appointment. Each Lender hereby designates and appoints Frederick
A. DeLuca as the Collateral Agent under (i) the Pledge Agreements, (ii) any and all other documents purporting to grant a pledge or security interest in the Collateral to the Lenders and (iii) all Uniform Commercial Code financing statements required by this Agreement or any Pledge Agreement to be filed with respect to the security interests in personal property created pursuant to this Agreement or any Pledge Agreement (collectively, the "SECURITY DOCUMENTS"), and, subject to clause (i) of this Section 12, each Lender hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Security Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such on the express conditions contained in this Section 12. The provisions of this
Section 12 are solely for the benefit of the Collateral Agent and the Lenders. In performing its functions and duties under the Security Documents, the Collateral Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company or the Parent. The Collateral Agent may perform any of its duties under the Security Documents, by or through its agents or employees.


         (b) Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Security Documents. Except as expressly provided herein, the duties of the Collateral Agent shall be mechanical and administrative in nature. The Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Agent is expressly entitled to take or assert under the Security Documents, including, without limitation, the right to elect remedies under the Security Documents, and any action so taken or not taken shall be deemed consented to by the Lenders. The Collateral Agent shall not have by reason of this Agreement or the Security Documents a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the other Security Documents, express or implied, is intended to or shall be construed to impose upon the Collateral Agent any obligations in respect of the Security Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Company and the Parent in connection with the making and the continuance of the Term Loans, and shall make its own appraisal of the creditworthiness of the Company and the Parent, and the Collateral Agent shall have no responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the date of this Agreement or any time or times thereafter. The Collateral Agent may employ agents, co-agents and attorneys-in-fact and shall not be responsible to any Lender, the Company or the Parent, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         (c) Rights, Exculpation, Etc. The Collateral Agent shall not be liable to any Lender for any action taken or omitted by it or any of them under the Security Documents, or in connection herewith or therewith, except for actions or omissions resulting from the Collateral Agent's gross negligence or willful misconduct and except that the Collateral Agent shall be obligated on the terms set forth herein for performance of its express obligations under this Agreement and the Security Documents. The Collateral Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to this Agreement or any Security Document, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lender any payment in excess of the amount to which they are determined to have been entitled. The Collateral Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the other Security Documents or any of the transactions contemplated hereby or thereby, or for the financial condition of the Company or the Parent. The Collateral Agent shall not be required to take or to grant, and if such instructions are promptly requested, the Collateral Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any person for refraining from any action or withholding any approval under any of the Security Documents until it shall have received such instructions from the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Agreement or any of the other Security Documents in accordance with the instructions of the Lenders.

         (d) Reliance. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Agreement or any of the other Security Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

         (e) Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Company or the Parent, the Lenders will, ratably, in proportion to the amount lent by such Lender under its Term Note to the aggregate amount of all Term Loans lent by the Lenders (hereinafter, the "LENDER'S PRO RATA PORTION") reimburse and indemnify the Collateral Agent for an against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any of the other Security Documents or any action taken or omitted by the Collateral Agent under this Agreement or any of the other Security Documents, except such that may arise as a result of the Collateral Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 12 shall survive the payment in full of the Term Loans and the termination of the Term Notes and the Security Documents.

         (f) Collateral Agent Individually. The Collateral Agent, in its capacity as a Lender, shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The Collateral Agent may lend money to the Company or the Parent as if it were not acting as Collateral Agent pursuant hereto.

         (g) Successor Collateral Agent.

                  (i) The Collateral Agent may resign from the performance of all of its functions and duties under this Agreement at any time by giving at least thirty (30) Business Days' prior written notice to the parties hereto. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clause (ii) below. (ii) Upon any such notice of resignation, the Majority Lenders shall appoint a successor Collateral Agent.

         (h) Collateral Matters. (i) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any lien granted to or held by the Collateral Agent, for the benefit of the Lenders, upon any Collateral (i) upon the payment and satisfaction of all Term Loans (whether or not due) and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; (ii) constituting property being sold or disposed of if such sale has been approved by the Lenders; (iii) constituting property leased to the Company or the Parent under a lease which has expired or been terminated in a transaction permitted under this Agreement or which will expire imminently and which has not been, and is not intended by the Company or the Parent to be, renewed or extended; or (iv) if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent or the Company or the Parent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release any lien granted to or held by the Collateral Agent, for the benefit of the Majority Lenders, upon particular types or items of Collateral.

                  (ii) So long as no Event of Default as described in this Agreement or any Security Agreement has occurred and is then continuing, upon receipt by the Collateral Agent of confirmation from the Lenders, of its authority to release any lien granted to or held by the Collateral Agent, for the benefit of the Lenders, upon particular types or items of Collateral, and upon at least five (5) Business Days, prior written request by the Company or the Parent, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the liens granted to the Collateral Agent, for the ratable benefit of itself and the Lenders, herein or pursuant hereto upon such Collateral Agent, for the ratable benefit of itself and the Lenders, herein or pursuant hereto upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any liens (other than those expressly being released) upon (or obligations of either Grantor in respect of) all interests retained by the Company or the Parent, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (iii) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Company or the Parent or is cared for, protected or insured or has been encumbered or that the Liens granted to the Collateral Agent, for the ratable benefit of itself and the Lenders, herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent pursuant to this Section 12 or pursuant to any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any Lender as to any of the foregoing.

                  (iv) The Collateral Agent shall hold the Collateral and any proceeds thereof (whether through foreclosure or otherwise) for the ratable benefit of itself and the Lenders in accordance with each Lender's Pro Rata Portion. Proceeds of Collateral shall be distributed to each Lender based on such Lender's Pro Rata Portion.

         (i) Action by Collateral Agent. The Lenders and the Collateral Agent agree that, until the Term Loans shall have been paid in full, the Collateral Agent shall not take any action towards the collection of any or all of the Term Loans, the foreclosure of any security interest securing the Term Loan, or enforcement of any rights, powers or remedies under the Term Loans (collectively "Collection Actions") other than in accordance with the terms of this Agreement. Prior to taking any Collection Action the Collateral Agent shall give notice, via overnight mail by a nationally recognized overnight carrier, or via certified mail return receipt requested, to each of the other Lenders. Each such notice shall be marked with the following legend on the outside of the envelope and at the top of such notice:

         "Important Document - Please Open Immediately. This Document Requires an Immediate Response."

Each of the other Lenders shall vote to give its consent to, or lack of consent to, such Collection Action by written notice addressed to the Collateral Agent. Each Lender's vote shall be calculated in accordance with such Lender's Pro Rata Portion. The Collateral Agent shall compute the votes concerning such consent. In the event that the Collateral Agent shall not have received notification from any Lender within five (5) business days after such Lender's receipt of such notice, such Lender shall have been deemed to have consented to such Collection Action. The vote of the Majority Lenders shall be dispositive in determining whether the Collateral Agent may take any Collection Action. The Collateral Agent shall inform the Lenders of any such vote within three (3) business days after his computation of such vote. The Collateral Agent may take a Collection Action upon the consent to such action by the Majority Lenders.


SECTION 13. MISCELLANEOUS.

         (a) Entire Agreement, Successors. This Term Loan Agreement and the Loan Documents constitute the entire agreement between the Company and the Lender; supersede any prior agreements; can be changed only by a writing signed by both the Company and the Majority Lenders and/or Lenders in accordance with
Section 10; and shall bind and benefit the Company and the Lenders and their respective successors and assigns.

         (b) Severability. If any provision thereof or of any or agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         (c) WAIVER OF JURY TRIAL; JURISDICTION; DEFENSES. THE COMPANY AND EACH LENDER EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS TERM LOAN AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID.

         ALL DISPUTES ARISING HEREUNDER OR UNDER ANY LOAN DOCUMENT OR WITH RESPECT TO ANY COLLATERAL OR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY AND THE LENDERS IN CONNECTION WITH THIS TERM LOAN AGREEMENT OR ANY LOAN DOCUMENT SHALL BE RESOLVED ONLY BY THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, CITY OF NEW YORK (UNLESS A LENDER IS REQUIRED (BY VIRTUE OF THE LOCATION OF THE COLLATERAL) TO RESOLVE A DISPUTE IN THE COURT OF A DIFFERENT JURISDICTION, IN WHICH CASE, THE COMPANY AGREES TO RESOLVE SUCH DISPUTE IN SUCH COURT). THE COMPANY HEREBY WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (d) GOVERNING LAW. VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS TERM LOAN AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

         (e) Payment of Expenses. The Company and the Parent agree to pay or reimburse each Lender and the Collateral Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, and the other Loan Documents including, without limitation, fees and disbursements of counsel to the Collateral Agent and to the Lenders.

         (f) Counterparts. This Term Loan Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall be deemed one instrument.

         (g) Headings The headings and subheadings of this Term Loan Agreement have been inserted for convenience of reference only and form no part of this Term Loan Agreement.

         IN WITNESS WHEREOF, parties hereto have caused this Term Loan Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.


                                          LDI Acquisition Sub Inc..



                                          By:  /s/ David R. Hess
                                              ---------------------------------
                                              David R. Hess
                                              Chief Executive Officer
                                              Address:
                                              4150 SW 28th Way
                                              Ft. Lauderdale, Florida 33312
                                              Attn: Elizabeth Tuttle, CFO
                                              Fax No.: (954) 327-7676



                                          Long Distance International Inc.



                                          By:  /s/ David R. Hess
                                              ---------------------------------
                                              David R. Hess
                                              Chief Executive Officer
                                              Address:
                                              4150 SW 28th Way
                                              Ft. Lauderdale, Florida 33312
                                              Attn: Elizabeth Tuttle, CFO
                                              Fax No.: (954) 327-7676


                                           /s/ Frederick A. DeLuca
                                          -------------------------------------
                                          Frederick A. DeLuca
                                          Address:
                                          512 NE 23rd Avenue
                                          Ft. Lauderdale, Florida 33301
                                          Fax No.:
                                          Commitment:  $10,000,000


                     SIGNATURE PAGE TO TERM LOAN AGREEMENT

                            Supplemental Counterpart
                             Signature page to Term
                                Loan Agreement

         By executing this Supplement Signature page, the undersigned agrees to be bound by the terms and conditions of that certain Term Loan Agreement dated as of July 20, 1999, among LDI Acquisition Sub Inc., a Delaware corporation, Long Distance International Inc., a Florida corporation, the Lenders listed on the initial and supplemental signature pages thereof (the "Lenders") and Frederick A. DeLuca, as collateral agent for the Lenders.


                                [Name of Lender]

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:
                                              Address:

                                              Attn:
                                              Telephone No.:
                                              Fax No.:
                                              Commitment: $__________

                                   SCHEDULE 1

                                  SUBSIDIARIES

(i)      Dynamic Telecom International Inc. - Florida

(ii)     LDI Telecommunikations - GmBH

(iii)    LDI Communications LTD. - United Kingdom

(iv)     LDI Denmark ApS - Denmark

(v)      NETnet International AB

(vi)     LDI Telecom SA - France

(vii)    LDI LTD. - United Kingdom

(viii)   Newgate Communications - United Kingdom